UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 19, 2006

Aon Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-7933	36-3051915
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

200 East Randolph Street, Chicago, Illinois	60601
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (312) 381-1000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On July 19, 2006, Aon Group, Inc. and Aon Limited, each a subsidiary of Aon Corporation (the “Company”), entered into a letter agreement (the “Letter Agreement”) with Dennis L. Mahoney, Chairman and Chief Executive Officer of Aon Limited.  The Letter Agreement amends the existing employment agreement dated November 30, 1998 (the “Employment Agreement”), among Aon Group, Inc., Aon Limited and Mr. Mahoney.

The Letter Agreement extends the term of the Employment Agreement to September 20, 2015.  The Letter Agreement also modifies: (i) the notice required for the termination of the Employment Agreement by either Aon Limited or Mr. Mahoney; and (ii) certain post-termination compensation obligations of Aon Limited during the notice period.  In addition, the Letter Agreement: (i) increases the amount of the mortgage subsidy to be paid to Mr. Mahoney, (ii) provides that the mortgage subsidy will be paid directly to the lender; and (iii) provides that the payment of the mortgage subsidy will terminate on the earlier of Mr. Mahoney’s sixtieth birthday or the termination of the Employment Agreement.

The foregoing summary is qualified in its entirety by reference to the Letter Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(a)—(c)    Not applicable.

(d)            Exhibits:

Exhibit Number	Description of Exhibit
10.1	Letter Agreement dated July 19, 2006 among Dennis L. Mahoney, Aon Group, Inc. and Aon Limited.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aon CORPORATION

	By:	/s/ D. Cameron Findlay
D. Cameron Findlay Executive Vice President and General Counsel
Date: July 19, 2006

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
10.1	Letter Agreement dated July 19, 2006 among Dennis L. Mahoney, Aon Group, Inc. and Aon Limited.